Exhibit 99.1

June 11, 2012

DynaVox Announces Appointment of New Chief Executive Officer

PITTSBURGH, June 11, 2012 (GLOBE NEWSWIRE) — DynaVox (Nasdaq: DVOX), the world’s leading provider of communication and education products for individuals with significant speech, language and learning disabilities, today announced that Michelle L. Heying, the Company’s current President and Chief Operating Officer, has been appointed President and Chief Executive Officer, effective immediately, replacing Edward L. Donnelly, Jr. Ms. Heying has also been appointed as a Director of the Company’s Board. The Company’s arrangements with Mr. Donnelly are in the process of being finalized.

Mr. Donnelly stated, “After almost five years as Chief Executive Officer of DynaVox and eight years on the Board, I have decided that now is the right time to step back and allow Michelle to take the reins. She has been a critical asset to the Company in fulfilling our mission of transforming the lives of our customers through both increased access to our products, as well as through continued innovation of our proprietary technologies. Michelle has my full support, and I am confident in her ability to lead the Company to the next level of its success.”

Roger C. Holstein, Chairman of DynaVox, said, “Ed has led DynaVox’s business with integrity and courage over the past five years. The members of the Board thank him for his leadership of the Company and for his countless contributions to our community of users.”

Mr. Holstein added, “Michelle has been highly effective as President and COO for many years, and the Board is confident that her leadership will successfully guide the Company forward.”

Commenting on her appointment, Ms. Heying stated, “I am grateful to the Board of Directors and Ed for their confidence in me. I am truly excited to have the opportunity to lead this Company and look forward to working together with the DynaVox team to build a strong future for our customers, shareholders, partners and employees.”

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “projects”, “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors” in our Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (SEC), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Annual Report on Form 10-K and other filings. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About DynaVox Inc.

DynaVox Inc. (Nasdaq: DVOX) is a publicly traded holding Company with its headquarters in Pittsburgh, Pennsylvania, whose primary operating entities are DynaVox Systems LLC and Mayer-Johnson LLC. DynaVox is the leading provider of speech generating devices and symbol-adapted special education software used to assist individuals in overcoming their speech, language and learning challenges. These solutions are designed to help individuals who have complex communication and learning needs participate in the home, classroom and community. Our mission is to enable our customers to realize their full communication and education potential by developing industry-leading devices, software and content and by providing the services to support them. We assist individuals, families, and professionals with an extensive field support organization, as well as centralized technical and reimbursement support. For more information, visit www.dynavoxtech.com.

CONTACT:	News Media Contact:

DynaVox

Joanne Kaufmann

Communications Manager

(412) 222-7837

Investor Contact:

ICR, LLC

Sherry Bertner

Managing Director

(646) 277-1247